SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2013

XUMANII, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169280	90-09582397
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

PO Box 309, Ugland House South Church Street George Town Grand Cayman KY1-1104 Cayman Islands
(Address of principal executive offices)
305-600-0732
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Xumanii, Inc.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 On June 18, 2013, Xumanii, Inc., a Nevada corporation (the "Company") entered into a Live Broadcast Agreement with Mac Miller, LLC also known as " Mac Miller, ". The Agreement provides for the Artist to perform 3 concerts Between June 25 and August 10 , 2013“The Space Migration Tour”. The compensation for this agreement is a cash payment of One Hundred Thousand Dollars ($100,000) (“Fee”)”). Twenty-Five Thousand Dollars ($25,000) will be wired to the account designated by Lender upon execution of this agreement. Additionally, Twenty-Five Thousand Dollars ($25,000) will be wired to the account designated by Lender 20 days before each of Three (3) Live Broadcast Concert Dates but not later than the conclusion of the Tour..

This Agreement contains customary representations and warranties of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The above descriptions of the Agreements is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreements, the references made to the Agreement, which is filed hereto as Exhibit 10.1 are incorporated herein by this reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.

Description of Exhibit

10.1

                   Live performance agreement Dated June 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   June 24, 2013

Xumanii, Inc.

By:   /s/ Alexandre Frigon

Name: Alexandre Frigon

Title:   President and Chief Executive Officer